UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2010

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

10 Water Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 749-8371

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matter to a Vote of Security Holders.

On June 3, 2010, STR Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders, at which the following matters were voted upon.

1.                    Election of the eight nominees listed below to serve on the Board of Directors for a one-year term and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.

Nominee	For	Withheld	Broker Non-Votes
Dennis L. Jilot	32,480,253	149,520	1,139,951
Andrew M. Leitch	32,538,408	91,365	1,139,951
Susan C. Schnabel	32,139,948	489,825	1,139,951
Scott S. Brown	32,538,429	91,344	1,139,951
Jason L. Metakis	32,139,948	489,825	1,139,951
Ryan M. Sprott	32,139,948	489,825	1,139,951
John A. Janitz	32,472,911	156,862	1,139,951
Dominick J. Schiano	27,471,552	5,158,221	1,139,951

2.                    Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.

For	33,136,173
Against	529,654
Abstain	103,897
Broker Non-Votes	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: June 4, 2010	By:	/s/ Barry A. Morris
Barry A. Morris

Executive Vice President and Chief Financial Officer